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MECHANICS SAVINGS BANK
EXHIBIT (5)

                                 March 17, 1998



Board of Directors
MECH Financial, Inc.
100 Pearl Street
Hartford, Connecticut 06103

Re:  Registration Statement on Form S-8 of MECH Financial, Inc.
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Gentlemen:

     We have acted as counsel to MECH Financial, Inc. (the "Company") in connection with the preparation by the Company of a registration statement on Form S-8 (the "Registration Statement") for filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the offer and sale of up to 529,000 shares of the Company's common stock, par value $0.01, per share, (the "Shares") to be issued in connection with the:

          (a)  Mechanics Savings Bank 1996 Officer Stock Option Plan; and
          (b)  Mechanics Savings Bank 1996 Director Stock Option Plan.

     Items (a)  and  (b) are collectively referred to herein as the "Plans".

     We have examined the Plans, the Certificate of Incorporation of the Company and Bylaws of the Company, and such other corporate and other documents and records as we have deemed appropriate for purposes of this opinion.

     We have assumed (i) the authority and genuineness of all signatures, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, and (iv) the conformity to authentic original documents of all documents submitted to us as certified, conformed or facsimile copies.

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     Based on the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that the Shares, if and when originally issued and sold or awarded by the Company pursuant to the Plans, will be legally issued, fully paid, and non-assessable and will represent validly authorized and outstanding shares of common stock of the Company.

     We have assumed that the Company and those directors, officers, and employees who receive options to purchase Shares under the Plans or purchase or are awarded Shares under the Plans, as the case may be, will then be in compliance with the relevant requirements of the Plans, and that all prescribed filings with regulatory authorities, including any stock exchanges having jurisdiction, will be effected in accordance with their respective requirements and that the approvals of such regulatory authorities, including any stock exchanges having jurisdiction will have been granted prior to the issuance of any Shares.

     The opinions expressed herein are contingent upon the Registration Statement becoming effective under the Securities Act of 1933 and the Certificate of Incorporation and Bylaws not being amended prior to the issuance of the Shares.

     The foregoing opinions are limited to federal law and the Connecticut Business Corporation Act, and we express no opinion with respect to any other state or jurisdiction.

     We hereby consent to the filing of a copy of this opinion as an exhibit to the Registration Statement.


                              Very truly yours,

                              TYLER COOPER & ALCORN, LLP



                              By: /s/ William W. Bouton III
                                  -------------------------
                                  William W. Bouton III
                                   A Partner

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